Exhibit 10.2.5b

SECOND AMENDMENT
TO THE
DEFERRED COMPENSATION PLAN OF 2005 FOR EMPLOYEES OF
PINNACLE WEST CAPITAL CORPORATION AND AFFILIATES

Effective as of January 1, 2005, Pinnacle West Capital Corporation (the “Company”) adopted the Deferred Compensation Plan of 2005 for Employees of Pinnacle West Capital Corporation and Affiliates (the “Plan”).  The Plan has been amended on one prior occasion.  By this instrument, the Company now desires to amend the Plan as described below.

1.             This Second Amendment shall be effective as of October 19, 2011.

2.             This Second Amendment amends only the provisions of the Plan noted below.  Those provisions not expressly amended shall be considered in full force and effect.  This Second Amendment also supersedes the other provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.

3.             Section 1.7 (“Supplemental Rate”) of the Plan is amended and restated in its entirety to read as follows:

1.7           Reserved.

4.             Section 1.13 (“Base Rate”) of the Plan is amended and restated in its entirety to read as follows:

1.13         Reserved.

5.             Section 1.25 (“Plan Rate”) of the Plan is amended and restated in its entirety to read as follows:

1.25         “Plan Rate” shall mean an interest rate determined for each Plan Year by the Committee, in its sole discretion, which rate shall be determined on or before the first business day of the month that precedes the beginning of the Plan Year for which the rate applies but which rate shall in no event be less than a rate of interest equal to the ten-year U.S. Treasury Note rate as published on the last business day of the first week of October preceding a Plan Year.

6.             The seventh sentence of Section 3.3 (Election to Defer; Effect of Election Form) is amended and restated in its entirety to read as follows:

With respect to the “excess interest credits” on the December 31, 2004 Account Balance of any Participant who had less than five years of Plan Participation as of December 31, 2004, the election of the form and time of payment made by such Participant with respect to the calendar year in which the Participant first earns five years of Plan Participation shall govern the form and time of payment of such excess interest credits.  For this purpose, the “excess interest credits” are the interest credits in excess of the yield on ten-year U.S. Treasury Notes (as published on the last business day of the first week of October preceding the Plan Year).

7.             Section 3.5 (Interest Crediting Prior to Distribution) of the Plan is amended and restated in its entirety to read as follows:

3.5           Interest Crediting Prior to Distribution.  Prior to any distribution of benefits under Article 5, interest shall be credited in accordance with rules established by the Company. The rate of interest for crediting shall be the Plan Rate.  If a Short-Term Payout is made, for purposes of crediting interest, the Account Balance shall be reduced as of the first day of the Plan Year in which the Short-Term Payout is made.

8.             Section 3.7(a) (Installment Distribution — Interest Rate) of the Plan is amended and restated in its entirety to read as follows:

(a)           Interest Rate.  The interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is determined by averaging the Plan Rates for the Plan Year in which a Participant becomes eligible to receive a benefit and the four (4) preceding Plan Years.  If a Participant has completed fewer than five (5) Years of Plan Participation, the interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is determined by averaging the Plan Rates for the relevant Plan Years in which the Participant participated in the Plan.

IN WITNESS WHEREOF, Pinnacle West Capital Corporation has caused this Second Amendment to be executed as of this 19th day of October, 2011.

PINNACLE WEST CAPITAL CORPORATION

By:	/s/ Donald E. Brandt
Donald E. Brandt, Chairman of the Board, President and Chief Executive Officer